TeleCommunication Systems Reports Third Quarter 2010 Results

Revenue up 44% Year-Over-Year to a Record $102.9M, EBITDA of $17.5M or $0.27 per Diluted Share, and Net Income of $0.08 per Diluted Share

ANNAPOLIS, MD -- (Marketwire - November 04, 2010) - TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS), a world leader in highly reliable and secure mobile communication technology, reported results for the third quarter ended September 30, 2010.

Third Quarter 2010 Results

  Revenue was a record $102.9 million, up 11% from the previous record quarter of $92.7 million and up 44% from $71.6 million in the third quarter of 2009.

  Gross profit was a record $36.7 million, up 30% from $28.2 million in the third quarter of 2009.

  EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization, including non-cash stock-based compensation) was $17.5 million or $0.27 per diluted share, up 32% from $13.3 million or $0.25 per diluted share in the third quarter of 2009 (see discussion about the presentation of EBITDA below).

  Pre-tax income was $7.9 million or $0.12 per diluted share, down from $9 million or $0.17 per diluted share in the third quarter of 2009, reflecting additional non-cash charges and operating expenses arising from the 2009 acquisitions and higher interest expense due to the company's fourth quarter 2009 financing.

  Net income was $4.3 million or $0.08 per diluted share, compared to $5.4 million or $0.10 per diluted share in the third quarter of 2009. Per share amounts were partly affected by the higher number of shares outstanding in 2010.

Management Commentary

"The third quarter of 2010 was our fifth consecutive quarter of growth, driving both record revenue and gross profit," said Maurice B. Tosé, TCS chairman and CEO. "This quarter's results reaffirmed the importance and timeliness of steps we took in 2009 to increase our foundation of services revenue and address high-growth opportunities. In fact, about 65% of the quarter's revenue was derived from services relationships, representing an increase of almost 70% from the year-ago third quarter, and which is consistent with our strategy to increase our recurring revenue-based business.

"We continue to realize growth in secure wireless communications solutions for Government customers and specialized professional services, including cyber security, which are markets we expect will grow substantially over coming quarters and years. Our traction is demonstrated by recent contract awards including a $49 million contract to deliver cyber security training to the Department of Defense, a contract for up to $269 million to deliver integrated communication systems to the U.S. Marine Corps, and recent news of a 4-year non-WWSS contract with 4 option years for up to $315 million of satcom system solutions. The scale and mix of TCS deliverables qualify TCS to track about 30 major contract opportunities, each with winning-contractor revenue potential ranging from the tens to hundreds of millions of dollars, positioning TCS to lead, team, or subcontract for significant participation.

"In our Commercial carrier markets, services revenue continued to grow in the quarter, coupled with strong systems volume, and we continue to focus on major global opportunities to support wireless carriers with a gamut of location-based services technology and applications."

Summary of Reported Income (amounts in thousands, except per share amounts)

                                                       Three months ended
                                                          September 30
                                                      --------------------
                                                        2010       2009
                                                      ---------  ---------
                                                          (unaudited)
Revenue:                                              $ 102,949  $  71,609
                                                      =========  =========
Income:
EBITDA (see accompanying reconciliation)              $  17,542  $  13,288
Noncash charges                                          (8,107)    (3,937)
                                                      ---------  ---------
Income from operations                                    9,435      9,351
Other expense                                            (1,490)      (344)
Tax provision                                            (3,623)    (3,596)
                                                      ---------  ---------
Net Income                                                4,322      5,411
Add back tax-effected convertible debt interest
 expense to net income for diluted earnings per share       757          -
                                                      ---------  ---------
Net Income for diluted EPS when using if-converted
 method                                               $   5,079  $   5,411
                                                      =========  =========

Income per diluted share
EBITDA (see accompanying reconciliation)              $    0.27  $    0.25
Noncash charges                                           (0.13)     (0.07)
                                                      ---------  ---------
Income from operations                                     0.14       0.18
Other expense                                             (0.02)     (0.01)
Tax provision                                             (0.06)     (0.07)
                                                      ---------  ---------
Net Income                                                 0.07       0.10
Add back tax-effected convertible debt interest
 expense to net income for diluted earnings per share      0.01          -
                                                      ---------  ---------
Net Income for diluted EPS when using if-converted
 method                                               $    0.08  $    0.10
                                                      =========  =========
Diluted shares used in calculation                       64,573     52,862
                                                      =========  =========

Third Quarter Financial Highlights

Revenue and Gross Profit (unaudited):

                            Three months ended September 30
            --------------------------------------------------------------
                    2010                  2009            Incr. (Decr.)
            --------------------  -------------------  --------------------
            Coml.  Govt.  Total   Coml.  Govt.  Total  Coml.  Govt.  Total
            -----  -----  ------  -----  -----  -----  ------ -----  -----
Revenue
 ($millions)
  Services  $43.0  $23.2  $ 66.2  $23.6  $15.7  $39.3  $ 19.4 $ 7.5  $26.9
  Systems    11.6   25.1    36.7    9.5   22.8   32.3     2.1   2.3    4.4
            -----  -----  ------  -----  -----  -----  ------ -----  -----
   Total
    revenue $54.6  $48.3  $102.9  $33.1  $38.5  $71.6  $ 21.5 $ 9.8  $31.3
            =====  =====  ======  =====  =====  =====  ====== =====  =====

Gross profit
 ($millions)
  Gross
   profit-
   services $20.1  $ 7.1  $ 27.2  $14.8  $ 3.2  $18.0  $  5.3 $ 3.9  $ 9.2
    As %
     of rev    47%    31%     41%    63%    20%    46%
  Gross
   profit-
   systems    7.9    1.6     9.5    7.0    3.2   10.2     0.9  (1.6)  (0.7)
    As %
     of rev    68%     6%     26%    74%    14%    32%
            -----  -----  ------  -----  -----  -----  ------ -----  -----
   Total
    gross
    profit  $28.0  $ 8.7  $ 36.7  $21.8  $ 6.4  $28.2  $  6.2 $ 2.3  $ 8.5
            =====  =====  ======  =====  =====  =====  ====== =====  =====
     As % of
      rev      51%    18%     36%    66%    17%    39%

(Gross Profit = revenue minus direct cost of revenue, including amortization of software development costs and related non-cash stock-based compensation.)

Commercial Segment Revenue and Gross Profit:

Commercial Segment revenue for the third quarter of 2010 was $54.6 million, up 65% from $33.1 million in the same year-ago quarter. Commercial Segment gross profit was $28 million or 51% of commercial revenue, an improvement from $21.8 million a year-ago. The higher gross profit dollars from commercial services reflect contributions from subscriber applications businesses acquired in 2009 and sales of location-based services applications. Commercial services gross profit as a percentage of revenue was 47% in 2010 versus 63% last year, reflecting the shift in mix to include more subscriber application revenue in 2010. Revenue and gross profit from commercial systems in the quarter included higher location systems revenue and lower text messaging license sales than last year.

Government Segment Revenue and Gross Profit:

Government Segment services revenue of $23.2 million was up $7.5 million or 48% over the third quarter of 2009. Systems sales were $25.1 million, up 10% from $22.8 million from the year-ago quarter.

Third quarter 2010 gross profit from government services was $7.1 million or 31% of government services revenue, up from $3.2 million or 20% of government services revenue in the third quarter of 2009, or more than double the year-ago quarter. The services margin average has been enhanced by the 2009 acquisitions of Sidereal and Solvern. The average margin on the quarter's government systems sales was down because the 2010 mix has been less favorable. Total government segment gross profit was up 36% from the third quarter of 2009 due to higher revenue, including contributions from 2009 acquisitions.

Operating Costs and Expenses:

R&D: Third quarter 2010 R&D expense was $7.5 million (7% of revenue), up $1.7 million from $5.8 million (8% of revenue) in the third quarter of 2009. The business mix in 2010 includes a larger portfolio of location-based solutions in which TCS is continuing to invest in technology for carrier, telematics, and next generation 9-1-1 business opportunities. TCS is also investing for continuing leadership in secure government communications technology and to support the company's installed base of text messaging infrastructure.

SG&A: Third quarter 2010 selling, general and administrative expense was $16 million (16% of revenue), up from $11.2 million (16% of revenue) in the third quarter of 2009. Higher SG&A expenditures reflect expenditures for improved process control and security to support the expanded scope of operations, and legal and professional costs associated with intellectual property.

Non-cash charges: Total non-cash charges to operating income were $8.1 million in the third quarter of 2010, compared to $3.9 million in the same year-ago quarter. The increase reflects accounting for acquired intangibles associated with 2009 acquisitions, depreciation and amortization of fixed assets including hosted software, as well as higher non-cash stock-based compensation expense associated with a larger employee base resulting mainly from the 2009 acquisitions.

Interest and Income Taxes:

Interest and financing expenses in the third quarter of 2010 were about the same as in the second quarter of 2010, and are up from the third quarter of 2009 as a result of 2009 borrowings, including the 4.5% convertible debt financing in November 2009, the 6% promissory notes issued to sellers of Networks in Motion, and the December 2009 bank term loan.

The company recorded a $3.6 million provision for income taxes against pre-tax income of $7.9 million for the third quarter of 2010, representing an effective tax rate of approximately 46%.

Net Income:

Net income for the third quarter of 2010 was $4.3 million or $0.08 per diluted share, compared to net income of $5.4 million or $0.10 per diluted share in the third quarter of 2009. Per share amounts were partly affected by the higher number of shares outstanding in 2010.

Liquidity and Capital Resources:

At September 30, 2010, TCS had $112.8 million of cash, equivalents, and marketable securities, compared to $97 million at the beginning of the quarter. Funds were generated in the third quarter from $17.5 million in EBITDA, $10 million in proceeds from commercial bank borrowings, $0.4 million in proceeds from exercise of employee stock options, and $2.2 million from new lease financing for fixed asset purchases. Uses of cash during the quarter were $2.1 million increase in working capital, $7.5 million for capital expenditures including software development, $2.8 million of scheduled debt principal and lease payments, and $1.9 million for cash interest, financing and other expenses paid. The company had approximately $33.5 million of unused borrowing availability under its bank line of credit at quarter end.

Intellectual Property:

TCS was issued three patents during the third quarter. As of September 30, 2010, the company's patent portfolio included 121 patents issued in the U.S. and abroad, and over 320 patent applications pending. The company continued efforts to monetize its patents through licensing and other arrangements, as well as use them to position the company for competitive advantages.

Backlog:

                                            New
                                6/30/2010  Orders   Revenue   9/30/2010
                                --------- --------- --------  ---------
Funded Contract Backlog ($mil)
                    Commercial  $   261.0 $    22.5 $  (54.6) $   228.9
                    Government  $    82.4 $    73.5 $  (48.3) $   107.6
                                --------- --------- --------  ---------
 Total Funded Contract Backlog  $   343.4 $    96.0 $ (102.9) $   336.5
              Customer Options  $   268.1 $   270.8           $   538.9
                                --------- --------- --------  ---------
                 Total Backlog  $   611.5 $   366.8 $ (102.9) $   875.4
                                ========= ========= ========  =========

Funded contract backlog on September 30, 2010 was $336.5 million of which the company expects to recognize approximately $178 million in the next 12 months. Total backlog was $875.4 million at the end of the third quarter of 2010.

Funded contract backlog represents contracts for which fiscal year funding has been appropriated by the company's customers (mainly federal agencies), and for hosted services (mainly for wireless carriers); backlog for which is computed by multiplying the most recent month's contract or subscription revenue times the remaining months under existing long-term agreements, which is the best available information for anticipating revenue under those agreements. Total backlog, as is typically measured by government contractors, includes orders covering optional periods of service and/or deliverables, but for which budgetary funding may not yet have been approved. Company backlog at any given time may be affected by a number of factors, including the availability of funding, contracts being renewed, or new contracts being signed before existing contracts are completed. Some of the company's backlog could be canceled for causes such as late delivery, poor performance and other factors. Accordingly, a comparison of backlog from period to period is not necessarily meaningful and may not be indicative of eventual actual revenue.

About the Presentation of EBITDA
EBITDA (from continuing operations) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The company defines EBITDA as net income/(loss) before depreciation; amortization of non-cash stock-based compensation; amortization of software development costs, property and equipment and other intangibles; taxes; and interest expense and other non-cash financing costs. Other companies (including competitors) may define EBITDA differently. The company presents EBITDA because management believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of TCS nor is it intended to be predictive of potential future results. Investors should not consider EBITDA in isolation or as a substitute for analysis of the company's results as reported under GAAP. See "GAAP to non-GAAP Reconciliation" below for further information on this non-GAAP measure. Shares used in the calculation of GAAP diluted earnings per share are the same as the shares used in the calculation of diluted adjusted operating income/(loss) per share except when the company reports a GAAP loss.

                                                       Three months ended
GAAP to non-GAAP Reconciliation                           September 30
                                                      ---------------------
  (amounts in thousands, except per share amounts)       2010       2009
                                                      ---------- ----------
Consolidated Statement of Operations Reconciliation        (unaudited)
 per Share-Diluted
Net income on a GAAP basis                            $    4,322 $    5,411
  Depreciation and amortization of property and
   equipment                                               2,572      1,571
  Amortization of stock-based compensation                 2,047      1,363
  Amortization of software development costs               2,327        781
  Amortization of acquired intangible assets               1,161        222
                                                      ---------- ----------
  Subtotal noncash charges                                 8,107      3,937
  Interest, financing, and other costs                     1,490        344
  Provision for income taxes                               3,623      3,596
                                                      ---------- ----------
EBITDA                                                $   17,542 $   13,288
                                                      ========== ==========

Consolidated Statement of Operations Reconciliation
 per Share-Diluted
Net Income per share on a GAAP basis                  $     0.07 $     0.10
  Depreciation and amortization of property and
   equipment                                                0.04       0.03
  Amortization of stock-based compensation                  0.03       0.03
  Amortization of software development costs                0.04       0.01
  Amortization of acquired intangible assets                0.02       0.00
  Interest, financing, and other costs                      0.02       0.01
  Provision for income taxes                                0.06       0.07
                                                      ---------- ----------
EBITDA                                                $     0.27 $     0.25
                                                      ========== ==========
Diluted shares used in calculation                        64,573     52,862
                                                      ========== ==========

Conference Call
TCS will hold a conference call later today, Thursday, November 4, 2010 to discuss these financial results. The company's chairman, president and CEO, Maurice B. Tosé, and senior vice president and CFO, Tom Brandt, will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the TeleCommunication Systems conference call and provide the conference ID:

Dial-In Number: 1-800-894-5910
International: 1-785-424-1052
Conference ID#: 7TELECOM

The conference call will be broadcasted simultaneously on the company's Web site at www.telecomsys.com. For the webcast, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day and until November 18, 2010:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 12421

About TeleCommunication Systems, Inc.
TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS) is a world leader in highly reliable and secure mobile communication technology. TCS infrastructure forms the foundation for market leading solutions in E9-1-1, text messaging, commercial location and deployable wireless communications. TCS is at the forefront of new mobile cloud computing services providing wireless applications for navigation, hyper-local search, asset tracking, social applications and telematics. Millions of consumers around the world use TCS wireless apps as a fundamental part of their daily lives. Government agencies utilize TCS' cyber security expertise and professional services. Headquartered in Annapolis, MD, TCS maintains technical, service and sales offices around the world. To learn more about emerging and innovative wireless technologies, visit www.telecomsys.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS' current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, "believe," "expect,'' "intend," "anticipate,'' and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to statements (a) that are made in the management commentary by Mr. Tosé, including our expectations about services revenue and high-growth opportunities, our strategy to increase recurring revenue-based business, our expectations about growth in sales of our wireless communications solutions for Government customers and specialized professional services, potential funding on our recent contract awards, our expectations about participating in the contract opportunities we are tracking, our expectations about continued growth of our commercial services revenues and global location-based services technology and applications, our investments in technology for carrier, telematics and next generation 9-1-1 business opportunities, (b) regarding our borrowing availability, (c) related to our intellectual property, and (d) related to our ability to recognize any of the reported backlog.

Additional risks and uncertainties are described in the company's filings with the Securities and Exchange Commission (SEC). These include without limitation risks and uncertainties relating to the company's financial results and the ability of the company to (i) sustain profitability, (ii) continue to rely on its customers and other third parties to provide additional products and services that create a demand for its products and services, and to do so at prices that will allow us to continue to fund our operations, (iii) conduct its business in foreign countries, (iv) adapt and integrate new technologies into its products and adequately expand its data centers and data delivery systems, (v) expand its sales and business offerings in the wireless communications industry, (vi) develop software and provide services without any errors or defects and with adequate security threat protections, (vii) protect its intellectual property rights, (viii) have sufficient capital resources to fund its operations, (ix) not incur substantial costs from product liability and IP infringement claims and indemnification demands relating to its software, (x) implement its sales and marketing strategy and (xi) successfully integrate the assets and personnel obtained in its acquisitions and investments. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.

                      TeleCommunication Systems, Inc.
                  Condensed Consolidated Balance Sheets
                          (amounts in thousands)

                                                September 30, December 31,
                                                    2010          2009
                                                ------------- -------------
                                                (Unaudited)
Assets
  Current assets:
    Cash, equivalents, and marketable
     securities                                 $     112,817 $      61,426
    Accounts receivable, net                           62,479        65,476
    Unbilled receivables                               28,156        23,783
    Inventory                                           8,612         9,331
    Deferred income tax benefit                         6,992         9,507
    Receivable from settlement of patent matter             -        15,700
    Income tax refund receivable                            -         5,438
    Deferred costs and other current assets             6,090         8,945
                                                ------------- -------------
        Total current assets                          225,146       199,606

  Property and equipment, net                          36,330        20,734
  Software development costs, net                      40,086        45,384
  Acquired intangible assets, net                      29,424        33,975
  Goodwill                                            168,212       164,350
  Other assets                                          8,120         8,176
                                                ------------- -------------
        Total assets                            $     507,318 $     472,225
                                                ============= =============

Liabilities and stockholders' equity
  Current liabilities:
    Accounts payable and accrued expenses       $      65,614 $      72,264
    Deferred revenue                                   22,853         9,938
    Current portion of capital leases and notes
     payable                                           49,185        39,731
                                                ------------- -------------
        Total current liabilities                     137,652       121,933

  Capital leases and notes payable, less
   current                                            143,707       143,316
  Deferred income taxes                                14,075        15,435
  Other long-term liability                             3,374         5,755

  Total stockholders' equity                          208,510       185,786
                                                ------------- -------------
        Total liabilities and stockholders'
         equity                                 $     507,318 $     472,225
                                                ============= =============

                      TeleCommunication Systems, Inc.
                  Consolidated Statements of Operations
              (amounts in thousands, except per share data)

                                 Three months ended     Nine months ended
                                    September 30,         September 30,
                                --------------------  --------------------
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
                                    (unaudited)           (unaudited)
Revenue
  Services                      $  66,195  $  39,300  $ 189,468  $ 104,518
  Systems                          36,754     32,309     97,060    104,728
                                ---------  ---------  ---------  ---------
      Total revenue               102,949     71,609    286,528    209,246
Direct costs of revenue
  Direct cost of services
   revenue                         38,977     21,245    109,195     58,434
  Direct cost of systems           27,233     22,153     73,857     67,307
                                ---------  ---------  ---------  ---------
      Total direct cost of
       revenue                     66,210     43,398    183,052    125,741
  Services gross profit            27,218     18,055     80,273     46,084
    As a % of revenue                  41%        46%        42%        44%
  Systems gross profit              9,521     10,156     23,203     37,421
    As a % of revenue                  26%        31%        24%        36%
                                ---------  ---------  ---------  ---------
      Total gross profit           36,739     28,211    103,476     83,505
        Total gross profit as a
         % of revenue                  36%        39%        36%        40%
Operating costs and expenses
  Research and development
   expense                          7,523      5,823     22,612     15,612
  Sales and marketing expense       5,988      3,579     17,934     11,742
  General and administrative
   expense                         10,060      7,665     28,324     22,955
  Depreciation and amortization
   of property and equipment        2,572      1,571      6,805      4,459
  Amortization of acquired
   intangible assets                1,161        222      3,504        381
                                ---------  ---------  ---------  ---------
    Total operating costs and
     expenses                      27,304     18,860     79,179     55,149
                                ---------  ---------  ---------  ---------
Income from operations              9,435      9,351     24,297     28,356
Cash interest expense              (2,299)      (371)    (6,888)      (784)
Amortization of debt issuance
 expenses                            (187)       (16)      (563)       (74)
Other income/(expense), net           996         43      1,981        327
                                ---------  ---------  ---------  ---------
Income before income taxes          7,945      9,007     18,827     27,825
Provision for income taxes         (3,623)    (3,596)    (6,400)   (10,941)
                                ---------  ---------  ---------  ---------
Net income                      $   4,322  $   5,411  $  12,427  $  16,884
                                =========  =========  =========  =========
Net income per share-basic      $    0.08  $    0.11  $    0.23  $    0.36
                                =========  =========  =========  =========
Add back tax-effected
 convertible debt interest
 expense to net income for
 diluted EPS, when using
 if-converted method            $     757  $       -  $   2,237  $       -
                                ---------  ---------  ---------  ---------
Net income per share-diluted    $    0.08  $    0.10  $    0.22  $    0.33
                                =========  =========  =========  =========
Weighted average shares
 outstanding-basic                 53,127     48,233     52,902     46,865
Weighted average shares
 outstanding-diluted               64,573     52,862     66,068     51,804

Company Contacts:
Tom Brandt
Senior Vice President and CFO
TeleCommunication Systems, Inc.
Tel 410-280-1001
tbrandt@telecomsys.com

Evan Weisel
Media Contact
Welz & Weisel Communications
Tel 703-218-3555
evan@w2comm.com

Scott Liolios
Investor Relations
Liolios Group, Inc.
Tel 949-574-3860
 info@liolios.com